Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2016 Financial Results
Dallas, Texas. (February 23, 2016) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2016.
For the three months ended January 31, 2016, revenue, gross margin and net income were $299.7 million, $124.6 million, and $59.0 million, respectively. These represent an increase in revenue of $23.4 million, or 8.5%; an increase in gross margin of $9.7 million, or 8.5%; and an increase in net income of $6.8 million, or 13.0%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.48 compared to $0.40 last year, an increase of 20.0%.
For the six months ended January 31, 2016, revenue, gross margin and net income were $588.5 million, $245.5 million and $111.4 million, respectively. These represent an increase in revenue of $21.9 million, or 3.9%; an increase in gross margin of $8.3 million, or 3.5%; and an increase in net income of $6.6 million, or 6.3%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $0.90 compared to $0.80 last year, an increase of 12.5%.
On Wednesday, February 24, 2016, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart022416. A replay of the call will be available through April 24, 2016 by calling (877) 919-4059. Use confirmation code # 92806653.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some locations, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, financial institutions, charities, car dealerships, fleet operators, vehicle rental companies, as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), India (www.copart.in), and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 150 countries worldwide through its multi-channel platform. Copart was recently ranked at the top of Deloitte’s “Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Christopher M. Smith, Senior Analyst, Office of the Chief Financial Officer
972-391-5021 or christopher.smith3@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Service revenues and vehicle sales:
Service revenues	$260,417	$238,508	$511,384	$485,128
Vehicle sales	39,289	37,750	77,160	81,516
Total service revenues and vehicle sales	299,706	276,258	588,544	566,644
Operating expenses:
Yard operations	132,041	120,181	258,919	241,780
Cost of vehicle sales	34,127	32,118	66,195	69,191
Yard depreciation and amortization	8,248	8,543	16,593	17,403
Yard stock-based payment compensation	676	549	1,362	1,095
Gross margin	124,614	114,867	245,475	237,175
General and administrative	24,376	27,587	51,087	60,804
General and administrative depreciation and amortization	3,443	2,857	6,619	5,727
General and administrative stock-based payment compensation	4,710	3,955	9,438	7,775
Total operating expenses	207,621	195,790	410,213	403,775
Operating income	92,085	80,468	178,331	162,869
Other (expense) income:
Interest expense, net	(4,968)	(4,505)	(10,481)	(6,276)
Other income, net	4,435	4,141	5,462	5,734
Total other expenses	(533)	(364)	(5,019)	(542)
Income before income taxes	91,552	80,104	173,312	162,327
Income taxes	32,589	27,911	61,936	57,519
Net income	$58,963	$52,193	$111,376	$104,808

Basic net income per common share	$0.50	$0.41	$0.94	$0.83
Weighted average common shares outstanding	117,306	126,300	118,731	126,258

Diluted net income per common share	$0.48	$0.40	$0.90	$0.80
Diluted weighted average common shares outstanding	122,908	131,872	124,240	131,694

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$141,416	$456,012
Accounts receivable, net	281,227	215,696
Vehicle pooling costs and inventories	39,152	33,562
Income taxes receivable	7,734	6,092
Deferred income taxes	685	3,396
Prepaid expenses and other assets	36,644	19,824
Total current assets	506,858	734,582
Property and equipment, net	744,224	700,402
Intangibles, net	14,408	17,857
Goodwill	264,128	271,850
Deferred income taxes	31,432	28,840
Other assets	43,314	46,421
Total assets	$1,604,364	$1,799,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$147,839	$147,452
Deferred revenue	5,478	3,724
Income taxes payable	12,629	8,279
Current portion of long-term debt, revolving credit facility, and capital lease obligations	99,171	53,671
Total current liabilities	265,117	213,126
Deferred income taxes	4,868	5,322
Income taxes payable	23,696	21,157
Long-term debt and capital lease obligations, net of discount	576,501	592,135
Other liabilities	2,782	3,748
Total liabilities	872,964	835,488
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	11	12
Additional paid-in capital	394,002	407,808
Accumulated other comprehensive loss	(103,071)	(68,793)
Retained earnings	440,458	625,437
Total stockholders' equity	731,400	964,464
Total liabilities and stockholders' equity	$1,604,364	$1,799,952

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2016	2015
Cash flows from operating activities:
Net income	$111,376	$104,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,294	25,367
Allowance for doubtful accounts	1,270	(242)
Equity in losses of unconsolidated affiliates	483	—
Stock-based payment compensation	10,800	8,870
Excess tax benefits from stock-based payment compensation	(241)	(534)
Gain on sale of property and equipment	(106)	(457)
Deferred income taxes	(106)	(2,317)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(68,683)	(40,908)
Vehicle pooling costs and inventories	(6,449)	(3,351)
Prepaid expenses and other current assets	(216)	1,747
Other assets	448	5,368
Accounts payable and accrued liabilities	3,702	(4,173)
Deferred revenue	1,810	351
Income taxes receivable	(1,410)	(4,938)
Income taxes payable	7,897	103
Other liabilities	(789)	(811)
Net cash provided by operating activities	83,080	88,883

Cash flows from investing activities:
Purchases of property and equipment	(77,763)	(39,459)
Proceeds from sale of property and equipment	396	742
Purchases of marketable securities	(21,119)	—
Net cash used in investing activities	(98,486)	(38,717)

Cash flows from financing activities:
Proceeds from the exercise of stock options	944	2,303
Excess tax benefit from stock-based payment compensation	241	534
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,640	1,495
Repurchases of common stock	(325,000)	(1,121)
Proceeds from the issuance of long-term debt, net of discount	—	698,939
Proceeds from revolving loan facility, net of repayments	68,000	—
Debt offering costs	—	(955)
Principal payments on long-term debt	(37,500)	(312,500)
Net cash (used in) provided by financing activities	(291,675)	388,695
Effect of foreign currency translation	(7,515)	(7,163)
Net (decrease) increase in cash and cash equivalents	(314,596)	431,698
Cash and cash equivalents at beginning of period	456,012	158,668
Cash and cash equivalents at end of period	$141,416	$590,366
Supplemental disclosure of cash flow information:
Interest paid	$11,294	$3,788
Income taxes paid, net of refunds	$55,413	$64,432

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000